ADDENDUM

This addendum modifies that Exchange Agreement dated the 31st day of March, 2015 by and among, RemSleep Holdings, Inc., a Nevada corporation, with offices located at 4920 El Camino Real, Suite 100, Los Altos, CA  94022 (“RemSleep Holdings”) and RemSleep, LLC, a California corporation, with offices located at 5872 Owens Ave. Suite 200. Carlsbad, CA, 92008, (“REMSLEEP, LLC” or “the Company”) on behalf of its shareholders

The Exchange Agreement provisions are modified as follows:

1) The effective date of the Agreement is 12:00am January 1, 2015.

2) Ken Stead shall fully indemnify, hold harmless and defend (collectively “indemnify” and “indemnification”) RemSleep, LLC and its managers, directors, officers, employees, agents, stockholders, members and Affiliates (collectively, “Indemnified Parties”) from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs and expenses (including but not limited to reasonable attorney’s fees and costs), whether or not involving a third party claim, which arise out of or relate to (1) any breach of any representation or warranty of Company contained in this Agreement, (2) any breach or violation of any covenant or other obligation or duty of Company under this Agreement or under applicable law, (3) any liabilities, disclosed or undisclosed which are outstanding or incurred by RemSleep Holdings at the effective date of this Agreement, in each case whether or not the relevant Claim has merit.”

On behalf of the RemSleep Holdings, Inc.:

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Date: _____________________

By: Ken Stead

On behalf of the RemSleep, LLC:

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Date: _____________________

By: Manager

Ken Stead:

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Date: _____________________

Ken Stead